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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE REGISTRANT

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 COMPANY                                   ORGANIZATION               SHARES OUTSTANDING    % OF OWNERSHIP
---------                                  ------------               ------------------    --------------
 Polaris Industries Inc.                   Delaware Corporation             100                100%

 Polaris Real Estate Corporation of Iowa,  Delaware Corporation            1,000               100% (1)
 Inc.

 Polaris Real Estate Corporation           Delaware Corporation            1,000               100% (2)

 Polaris Acceptance Inc.                   Minnesota Corporation             1                 100%

 Polaris Industries Export Ltd.            Barbados Corporation            1,000               100%

 Polaris Industries Ltd.                   Manitoba Corporation             101                100% (3)

 Polaris Sales Inc.                        Minnesota Corporation            100                100% (4)

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(1), (2), (3) and (4) Owned 100% by Polaris Industries Inc., a Delaware
Corporation.